SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2022

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BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code		(434) 846-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $2.14 par value	BOTJ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition

On Friday, October 21, 2022, Bank of the James Financial Group, Inc. (the “Company”) issued a press release announcing financial results for the quarter and year-to-date periods ended September 30, 2022 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 8.01 – Other Events

On July 19, 2022, the Board of Directors of the Company declared a quarterly cash dividend of $0.08 per share of common stock. The dividend will be paid on or about December 9, 2022, to stockholders of record as of the close of business on November 25, 2022. The Company announced the declaration of the dividend in the Press Release, a copy of which is attached hereto as Exhibit 99.1.

On October 21, 2022, the Company’s Board of Directors announced that pursuant to the Company’s Stock Repurchase Plan, the Company repurchased 112,000 shares of its common stock during the quarter for an aggregate of $1,402,000, which equates to an average price of approximately $12.51 per share.

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Bank of the James Financial Group, Inc. Press Release dated October 21, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2022

BANK OF THE JAMES FINANCIAL GROUP, INC.

By /s/ J. Todd Scruggs J. Todd Scruggs Secretary-Treasurer

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